EXHIBIT 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in Amendment No. 1 to Registration Statement No. 333-119505 of Mitek Systems, Inc. on Form S-2 of our report dated December 29, 2003 appearing in the Annual Report on Form 10-K of Mitek Systems, Inc. for the year ended September 30, 2004 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
San Diego, California
February 7, 2005